Exhibit 99.1 Barnes 860.583.7070 | info@onebarnes.com onebarnes.com
BARNES REPORTS THIRD QUARTER 2024 FINANCIAL RESULTS
Strong Aerospace Aftermarket Drives Top-line Growth

Comparisons are year-over-year unless noted otherwise

Third Quarter 2024:
•Sales of $388 million, up 7%; Organic Sales up 4%
•Operating Margin of 10.8%; Adjusted Operating Margin of 12.3%, up 150 bps
•Adjusted EBITDA Margin of 19.8%, up 140 bps
•GAAP EPS of -$0.04; Adjusted EPS of $0.09, down 52%

October 25, 2024

BRISTOL, Conn., - Barnes Group Inc. (NYSE: B), a global provider of highly engineered products, differentiated industrial technologies, and innovative solutions, today reported financial results for the third quarter of 2024.

“In the third quarter, despite ongoing production delays from aircraft manufacturers, our Aerospace OEM business generated extraordinarily strong orders in anticipation of a future industry re-ramp. Meanwhile, our Aerospace aftermarket business continues to deliver robust performance on strong top-line growth. With the MB Aerospace integration and synergies progressing ahead of plan, we are delivering on our strategy to scale Aerospace and transform Barnes," said Thomas J. Hook, President and Chief Executive Officer of Barnes. “Over the last eighteen months, we have taken numerous actions to unlock the underlying value of Barnes by growing Aerospace, simplifying Industrial, investing in our businesses, and streamlining costs. Collectively, these actions have helped to position us for long-term profitable growth and led to outside interest in Barnes. As such, we are excited about our pending acquisition by Apollo Funds.”

Barnes to be Acquired by Apollo Funds

As announced on October 7, 2024, Barnes has entered into a definitive agreement to be acquired by funds managed by affiliates of Apollo Global Management, Inc. (NYSE: APO) (“Apollo”) (the “Apollo Funds”) in an all-cash transaction that values Barnes at an enterprise value of approximately $3.6 billion. Under the terms of the agreement, Barnes shareholders will receive $47.50 per share in cash. The transaction is subject to customary closing conditions, including approval by Barnes shareholders and receipt of required regulatory approvals. The transaction is expected to close in the first quarter of 2025.

123 Main Street, Bristol, CT 0123 Main Street, Bristol, CT 06010-6376

Third Quarter 2024 Highlights

Sales of $388 million were up 7% versus the same quarter a year ago, with organic growth of 4%. The net beneficial impact of acquisition and divestiture related sales was approximately 3%, while foreign exchange increased sales by approximately 1%.

Adjusted operating income of $47.9 million increased 23% and adjusted operating margin of 12.3% increased 150 bps. Adjusted operating income excludes restructuring and transformation-related charges of $3.8 million, additional costs related to the sale of Associated Spring and Hänggi of $1.7 million, and MB Aerospace short-term purchase accounting adjustments of $0.6 million. Adjusted EBITDA was $76.9 million, up 16% from a year ago and adjusted EBITDA margin was 19.8%, up 140 bps.

Interest expense was $19.6 million, down 14% from $22.8 million a year ago due to last year’s one-time bridge financing fees of $9.5 million that were included in interest expense, offset in part by higher average borrowings from the purchase of MB Aerospace and a higher average interest rate given the recapitalization of the Company’s debt structure.

The Company's effective tax rate for the third quarter of 2024 was 110% driven by a $7.4 million tax provision related to the Income Inclusion Rule under Pillar Two which significantly reduces the benefit of tax holidays especially in Malaysia, a Canadian discrete tax item of $3.0 million, and the non-deductibility of transaction costs associated with the Company’s pending sale to Apollo Funds impacting tax by $1.6 million.

Net loss was $2.1 million, or -$0.04 per share, compared to a net loss of $21.7 million, or -$0.43 per share in the prior year. On an adjusted basis, net income per share of $0.09 was down 53% from $0.19. Adjusted net income per share excludes $0.06 of restructuring and transformation-related charges, a $0.03 adjustment to the loss on sale of Associated Spring and Hänggi, $0.03 of income tax effects on non-deductible merger costs, and $0.01 of MB Aerospace short-term purchase accounting adjustments.

Year-to-date cash provided by operating activities was $49.8 million versus $71.0 million a year ago. The decrease from the prior year was primarily due to an increase in working capital and divestiture related income tax payments. Capital expenditures of $41.8 million year-to-date increased $4.4 million over the prior year, driven by investments related to the Company’s restructuring program and investments for growth. Year-to-date free cash flow, adjusted for the tax payments related to the divestiture, was $20.4 million.

Segment Performance

Aerospace
Third quarter sales in the Aerospace segment were $232 million, up 49%. Organic sales increased 9%, and acquisition related sales added 39%. Aerospace original equipment manufacturing (“OEM”) sales increased 38%, while aftermarket sales increased 67%. On an organic basis, OEM sales decreased 1% and aftermarket sales increased 27%. Segment operating profit was $35.3 million versus $3.6 million a year ago. Adjusted operating profit of $36.3 million was up 55%, while adjusted operating margin increased 70 bps to 15.7%. Adjusted operating profit excludes restructuring and transformation related charges of $0.4 million and MB Aerospace short-term purchase accounting adjustments of $0.6 million. Adjusted operating profit benefited from the contribution of higher organic sales volumes, inclusive of pricing, the contribution of MB Aerospace sales, and positive productivity, partially offset by the amortization of long-term acquired intangibles. Aerospace adjusted EBITDA was $55.9 million, up 52%, and adjusted EBITDA margin was 24.1%, up 60 bps from a year ago.

Aerospace OEM backlog ended the third quarter at $1.80 billion, up 19% sequentially from June 2024 on a strong book-to-bill of 2.9 times.

Industrial
Third quarter sales in the Industrial segment were $156 million, down 24% primarily due to the sale of the Associated Spring and Hänggi businesses. On an organic basis, sales were up 1% from a year ago. Operating profit was $6.5 million versus $6.4 million in the prior year. Adjusted operating profit was $11.6 million, down 26%, and adjusted operating margin was 7.4%, down 20 bps. The lower adjusted operating profit reflects divested profits from the sale of the Associated Spring and Hänggi businesses and lower productivity, partially offset by positive pricing. Adjusted operating profit excludes restructuring and transformation-related charges of $3.4 million and additional costs related to the sale of Associated Spring and Hänggi of $1.7 million. Adjusted EBITDA was $21.6 million, down 25% from a year ago, and adjusted EBITDA margin was 13.9%, down 20 bps.

Leverage
Barnes’ “Net Debt to EBITDA” ratio, as defined in our credit agreements, was 3.35 times on September 30, 2024, down from 3.48 times on June 30, 2024.

Canceled Third Quarter 2024 Earnings Call and Suspension of Guidance
Given the pending acquisition of Barnes by Apollo Funds, the Company will not be conducting a third quarter 2024 conference call and webcast. In addition, Barnes is suspending its financial guidance for the full year 2024.

Non-GAAP Financial Measures
The financial statements included within this press release are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP” or “U.S. GAAP”). The Company provides additional information with respect to certain non-GAAP financial measures, which include organic sales growth, adjusted operating profit, adjusted operating margin, adjusted EBITDA, adjusted EBITDA margin, adjusted EPS and Free Cash Flow. While these financial measures do not constitute U.S. GAAP measures, nor are they a substitute for U.S. GAAP measures, we believe they provide useful information to investors in understanding the ongoing operating performance of the Company. Investors should consider non-GAAP measures in addition to, not as a substitute for, or as superior to, measures of financial performance prepared in accordance with U.S. GAAP. Tables reconciling non-GAAP to GAAP financial measures, including forward looking outlook information, are presented at the end of this press release. The Company believes that these non-GAAP measures provide useful information to investors:

•Organic sales growth represents the total reported sales increase within the Company’s ongoing businesses less the impact of foreign currency translation and acquisitions/divestitures completed in the preceding twelve months. Management believes that organic sales growth provides an indication of baseline revenue performance and growth.

•Adjusted operating profit, adjusted operating margin and adjusted EPS provide an indication of our baseline profit performance. Management believes that these metrics are useful to investors as they exclude items that do not reflect our ongoing results.

•Adjusted EBITDA and Adjusted EBITDA margin provide adjusted earnings before interest, income tax, depreciation and amortization. Through acquisitions, the Company has incurred significant amortization expense (acquired intangible assets) and additional interest expense from debt-funded acquisitions. Management believes these financial metrics are useful to investors as they exclude the impact of these items.

•Free Cash Flow is defined by the Company as net cash provided by operating activities less capital expenditures. The Company believes that the free cash flow metric represents a measure of cash generated by business operations that can be used to invest in future growth, pay dividends, repurchase stock and reduce debt. This metric can also be used to evaluate the Company's ability to generate cash flow from business operations and the impact that this cash flow has on the Company's liquidity.

About Barnes
Barnes Group Inc. (NYSE: B) leverages world-class manufacturing capabilities and market-leading engineering to develop advanced processes, automation solutions, and applied technologies for industries ranging from aerospace and medical & personal care to mobility and packaging. With a celebrated legacy of pioneering excellence, Barnes delivers exceptional value to customers through advanced manufacturing capabilities and cutting-edge industrial technologies. Barnes Aerospace specializes in the production and servicing of intricate fabricated and precision-machined components for both commercial and military turbine engines, nacelles, and airframes. Barnes Industrial excels in advancing the processing, control, and sustainability of engineered plastics and delivering innovative, custom-tailored solutions for industrial automation and metal forming applications. Established in 1857 and headquartered in Bristol, Connecticut, USA, the Company has manufacturing and support operations around the globe. For more information, visit please visit www.onebarnes.com.

Forward-Looking Statements
Certain statements in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended and the Private Securities Litigation Reform Act of 1995. Forward-looking statements often address our expected future operating and financial performance and financial condition, and often contain words such as “anticipate,” “believe,” “expect,” “plan,” “estimate,” “project,” “continue,” “will,” “should,” “may,” and similar terms. These forward-looking statements do not constitute guarantees of future performance and are subject to a variety of risks and uncertainties that may cause actual results to differ materially from those expressed in the forward-looking statements. These risks and uncertainties include, among others: the occurrence of any event, change or other circumstances that could give rise to the termination of the Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which the Company has agreed to be acquired by funds managed by affiliates of Apollo Global Management, Inc. (the “Merger”) or extend the anticipated timetable for completion of the Merger; the failure to obtain approval of the proposed Merger from the Company’s shareholders or certain required regulatory approvals or the failure to satisfy any of the other closing conditions to the completion of the Merger within the expected timeframes or at all; risks related to disruption of management’s attention from the Company’s ongoing business operations due to the Merger; the risk of any unexpected costs or expenses resulting from the Merger; the risk of any litigation relating to the Merger; the effect of the announcement of the Merger on the ability of the Company to retain and hire key personnel and maintain relationships with its customers, suppliers and others with whom it does business, or on its operating results and business generally; the Company’s ability to manage economic, business and geopolitical conditions, including rising interest rates, global price inflation and shortages impacting the availability of materials; the duration and severity of unforeseen events such as an epidemic or a pandemic, including their impacts across our business on demand, supply chains, operations and liquidity; failure to successfully negotiate collective bargaining agreements or potential strikes, work stoppages or other similar events; changes in market demand for our products and services; rapid technological and market change; the ability to protect and avoid infringing upon intellectual property rights; challenges associated with the introduction or development of new products or transfer of work; higher risks in global operations and markets; the impact of intense competition; the physical and operational risks from natural disasters, severe weather events, and climate change which may limit accessibility to sufficient water resources, outbreaks of contagious diseases and other adverse public health developments; acts of war, terrorism and other international conflicts; the failure to achieve anticipated cost savings and benefits associated with workforce reductions and restructuring actions; currency fluctuations and foreign currency exposure; impacts from goodwill impairment and related charges; our dependence upon revenues and earnings from a small number of significant customers; a major loss of customers; inability to realize expected sales or profits from existing backlog due to a range of factors, including changes in customer sourcing decisions, material changes, production schedules and volumes of specific programs; the impact of government budget and funding decisions; our ability to successfully integrate and achieve anticipated synergies associated with recently announced and future acquisitions, including the acquisition of MB Aerospace; government-imposed sanctions, tariffs, trade agreements and trade policies; changes or uncertainties in laws, regulations, rates, policies or interpretations that impact the Company’s business operations or tax status, including those that address climate change, environmental, health and safety matters, and the materials processed by our products or their end markets; fluctuations in the pricing or availability of raw materials, freight, transportation, energy, utilities and other items required by our operations; labor shortages or other business interruptions at transportation centers, shipping ports, our suppliers’ facilities or our facilities; disruptions in information technology systems, including as a result of cybersecurity attacks or data security breaches; the ability to hire and retain senior management and qualified personnel; the continuing impact of prior acquisitions and divestitures, and any ongoing and future strategic actions, and our ability to achieve the financial and operational targets set in connection with any such actions; the ability to achieve social and environmental performance goals; the outcome of pending and future litigation and governmental proceedings; the impact of actual, potential or alleged defects or failures of our products or third-party products within which our products are integrated, including product liabilities, product recall costs and uninsured claims; future repurchases of common stock; future levels of indebtedness; the impact of shareholder activism; and other risks and uncertainties described in documents filed with or furnished to the Securities and Exchange Commission (“SEC”) by the Company, including, among others, those in the Management's Discussion and Analysis of Financial Condition and Results of Operations and Risk Factors sections of the Company's filings. The Company assumes no obligation to update its forward-looking statements.

Category: Earnings

Investors:
Barnes Group Inc.
William Pitts
Vice President, Investor Relations
ir@onebarnes.com
860.583.7070

BARNES GROUP INC.
CONSOLIDATED STATEMENTS OF (LOSS) INCOME
(Dollars in thousands, except per share data)
(Unaudited)

	Three months ended September 30,			Nine months ended September 30,
	2024	2023	% Change	2024	2023	% Change
Net sales	$387,794	$360,988	7.4	$1,200,664	$1,035,329	16.0

Cost of sales	259,402	253,490	2.3	817,686	704,358	16.1
Selling and administrative expenses	84,920	97,508	(12.9)	255,314	271,688	(6.0)
Goodwill impairment charge	—	—	—	53,694	—	100.0
Costs (gain) related to the sale of businesses	1,651	—	100.0	(5,420)	—	NM
	345,973	350,998	(1.4)	1,121,274	976,046	14.9
Operating income	41,821	9,990	318.6	79,390	59,283	33.9

Operating margin	10.8%	2.8%		6.6%	5.7%

Interest expense	19,573	22,792	(14.1)	65,216	34,612	88.4
Other expense (income), net	517	(874)	NM	1,367	(2,427)	NM
Income (loss) before income taxes	21,731	(11,928)	NM	12,807	27,098	(52.7)
Income taxes	23,875	9,802	143.6	59,824	18,318	226.6
Net (loss) income	$(2,144)	$(21,730)	(90.1)	$(47,017)	$8,780	(635.5)

Common dividends	$8,132	$8,107	0.3	$24,361	$24,302	0.2

Per common share:
Net (loss) income:
Basic	$(0.04)	$(0.43)	(90.7)	$(0.92)	$0.17	(641.2)
Diluted	(0.04)	(0.43)	(90.7)	(0.92)	0.17	(641.2)
Dividends	0.16	0.16	—	0.48	0.48	—

Weighted average common shares outstanding:
Basic	51,302,818	51,057,979	0.5	51,276,280	51,033,181	0.5
Diluted	51,302,818	51,057,979	0.5	51,276,280	51,223,978	0.1
NM - Not meaningful

BARNES GROUP INC.
OPERATIONS BY REPORTABLE BUSINESS SEGMENT
(Dollars in thousands)
(Unaudited)

	Three months ended September 30,				Nine months ended September 30,
	2024	2023	% Change		2024	2023	% Change
Net sales
Aerospace	$231,934	$156,090	48.6		$671,262	$395,362	69.8
Industrial	155,864	204,898	(23.9)		529,406	639,977	(17.3)
Intersegment sales	(4)	—			(4)	(10)
Total net sales	$387,794	$360,988	7.4		$1,200,664	$1,035,329	16.0

Operating profit (loss)
Aerospace	$35,319	$3,622	875.1		$95,749	$38,953	145.8
Industrial	6,502	6,368	2.1		(16,359)	20,330	(180.5)
Total operating profit (loss)	$41,821	$9,990	318.6		$79,390	$59,283	33.9

Operating margin			Change				Change
Aerospace	15.2%	2.3%	1,290	bps.	14.3%	9.9%	440	bps.
Industrial	4.2%	3.1%	110	bps.	-3.1%	3.2%	(630)	bps.
Total operating margin	10.8%	2.8%	800	bps.	6.6%	5.7%	90	bps.

BARNES GROUP INC.
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)
(Unaudited)

	September 30, 2024	December 31, 2023
Assets
Current assets
Cash and cash equivalents	$80,675	$89,827
Accounts receivable	327,063	353,923
Inventories	353,230	365,221
Prepaid expenses and other current assets	105,763	97,749
Total current assets	866,731	906,720

Deferred income taxes	8,289	10,295
Property, plant and equipment, net	351,735	402,697
Goodwill	1,081,960	1,183,624
Other intangible assets, net	655,927	706,471
Other assets	110,390	98,207
Total assets	$3,075,032	$3,308,014

Liabilities and Stockholders' Equity
Current liabilities
Notes and overdrafts payable	$506	$16
Accounts payable	142,571	164,264
Accrued liabilities	226,637	221,462
Long-term debt - current	9,765	10,868
Total current liabilities	379,479	396,610

Long-term debt	1,135,162	1,279,962
Accrued retirement benefits	36,540	45,992
Deferred income taxes	117,010	120,608
Long-term tax liability	7,400	21,714
Other liabilities	94,955	80,865

Total stockholders' equity	1,304,486	1,362,263
Total liabilities and stockholders' equity	$3,075,032	$3,308,014

BARNES GROUP INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands)
(Unaudited)

	Nine months ended September 30,
	2024	2023
Operating activities:
Net (loss) income	$(47,017)	$8,780
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	89,837	79,196
Gain on disposition of property, plant and equipment	(9)	(202)
Stock compensation expense	10,530	8,121
Non-cash goodwill impairment charge	53,694	—
Gain on sale of businesses	(3,894)	—
Changes in assets and liabilities, net of the effects of acquisition and divestiture:
Accounts receivable	(4,587)	(5,273)
Inventories	(21,481)	(8,699)
Prepaid expenses and other current assets	(11,629)	5,367
Accounts payable	(4,641)	(11,629)
Accrued liabilities	5,510	22,437
Deferred income taxes	683	(3,541)
Long-term retirement benefits	(12,364)	(13,096)
Long-term tax liability	(9,972)	(13,029)
Other	5,090	2,541
Net cash provided by operating activities	49,750	70,973

Investing activities:
Proceeds from disposition of property, plant and equipment	223	6,990
Proceeds from the sale of businesses	160,869	—
Capital expenditures	(41,822)	(37,405)
Business acquisitions, net of cash acquired	159	(718,782)
Other	—	(921)
Net cash provided (used) by investing activities	119,429	(750,118)

Financing activities:
Net change in other borrowings	242	(167)
Payments on long-term debt	(321,318)	(268,580)
Proceeds from the issuance of long-term debt	170,000	1,006,333
Payments of debt issuance costs	—	(11,341)
Proceeds from the issuance of common stock	176	277
Dividends paid	(24,361)	(24,302)
Withholding taxes paid on stock issuances	(1,391)	(857)
Cash settlement of foreign currency hedges related to intercompany financing	(1,070)	(6,346)
Other	(232)	(2,625)
Net cash (used) provided by financing activities	(177,954)	692,392

Effect of exchange rate changes on cash flows	(2,590)	(2,190)
(Decrease) increase in cash, cash equivalents and restricted cash	(11,365)	11,057

Cash, cash equivalents and restricted cash at beginning of the period	92,040	81,128
Cash, cash equivalents and restricted cash at end of period	80,675	92,185
Less: Restricted cash, included in Prepaid expenses and other current assets	—	(2,145)
Cash and cash equivalents at end of period	$80,675	$90,040

BARNES GROUP INC.
RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW
(Dollars in thousands)
(Unaudited)

	Nine months ended September 30,
	2024	2023
Free cash flow:
Net cash provided by operating activities	$49,750	$70,973
Capital expenditures	(41,822)	(37,405)
Free cash flow (1)	$7,928	$33,568

Free cash flow (as adjusted):
Free cash flow (from above)	$7,928	$33,568
Income tax payments related to the sale of the businesses	12,472	—
Free cash flow (as adjusted) (1)	$20,400	$33,568

Notes:
(1) The Company defines free cash flow as net cash provided by operating activities less capital expenditures. In 2024, net cash provided by operating activities was negatively impacted by $12.5 million of estimated income tax payments related to the pre-tax gain related to the sale of the Associated Spring™ and Hänggi™ businesses (the "Businesses"). The proceeds from the sale are reflected in investing activities. The Company believes that the free cash flow metric is useful to investors and management as a measure of cash generated by business operations that can be used to invest in future growth, pay dividends, repurchase stock and reduce debt. This metric can also be used to evaluate the Company's ability to generate cash flow from business operations and the impact that this cash flow has on the Company's liquidity.

BARNES GROUP INC.
NON-GAAP FINANCIAL MEASURE RECONCILIATION
ADJUSTED OPERATING PROFIT AND ADJUSTED DILUTED EARNINGS PER SHARE
(Dollars in thousands, except per share data)
(Unaudited)

	Three months ended September 30,				Nine months ended September 30,
	2024	2023	% Change		2024	2023	% Change
SEGMENT RESULTS
Operating Profit - Aerospace Segment (GAAP)	$35,319	$3,622	875.1		$95,749	$38,953	145.8
Restructuring/reduction in force and transformation related charges	355	3,922			2,993	6,263
Shareholder advisory costs	—	—			1,078	—
Acquisition related costs	—	7,817			—	11,376
MB Short-term purchase accounting adjustments	643	8,019			3,469	8,019
Operating Profit - Aerospace Segment as adjusted (Non-GAAP) (1)	$36,317	$23,380	55.3		$103,289	$64,611	59.9

Operating Margin - Aerospace Segment (GAAP)	15.2%	2.3%	1,290	bps.	14.3%	9.9%	440	bps.
Operating Margin - Aerospace Segment as adjusted (Non-GAAP) (1)	15.7%	15.0%	70	bps.	15.4%	16.3%	(90)	bps.

Operating Profit (Loss) - Industrial Segment (GAAP)	$6,502	$6,368	2.1		$(16,359)	$20,330	(180.5)
Restructuring/reduction in force and transformation related charges	3,398	9,277			10,286	34,711
Shareholder advisory costs	—	—			1,022	—
Costs (gain) related to the sale of businesses	1,651	—			(5,420)	—
Goodwill impairment charge	—	—			53,694	—
Operating Profit - Industrial Segment as adjusted (Non-GAAP) (1)	$11,551	$15,645	(26.2)		$43,223	$55,041	(21.5)

Operating Margin - Industrial Segment (GAAP)	4.2%	3.1%	110	bps.	-3.1%	3.2%	(630)	bps.
Operating Margin - Industrial Segment as adjusted (Non-GAAP) (1)	7.4%	7.6%	(20)	bps.	8.2%	8.6%	(40)	bps.

CONSOLIDATED RESULTS
Operating Income (GAAP)	$41,821	$9,990	318.6		$79,390	$59,283	33.9
Restructuring/reduction in force and transformation related charges	3,753	13,199			13,279	40,974
Shareholder advisory costs	—	—			2,100	—
Costs (gain) related to the sale of businesses	1,651	—			(5,420)	—
Acquisition related costs	—	7,817			—	11,376
MB Short-term purchase accounting adjustments	643	8,019			3,469	8,019
Goodwill impairment charge	—	—			53,694	—
Operating Income as adjusted (Non-GAAP) (1)	$47,868	$39,025	22.7		$146,512	$119,652	22.4

Operating Margin (GAAP)	10.8%	2.8%	800	bps.	6.6%	5.7%	90	bps.
Operating Margin as adjusted (Non-GAAP) (1)	12.3%	10.8%	150	bps.	12.2%	11.6%	60	bps.

Diluted Net (Loss) Income per Share (GAAP)	$(0.04)	$(0.43)	(90.7)		$(0.92)	$0.17	(641.2)
Restructuring/reduction in force and transformation related charges	0.06	0.19			0.20	0.58
Shareholder advisory costs	—	—			0.03	—
Loss related to sale of businesses, net of tax	0.03	—			0.38	—
MB Short-term purchase accounting adjustments	0.01	0.12			0.05	0.12
Acquisition related costs	—	0.31			0.02	0.36
Income tax effects of non-deductible merger costs	0.03	—			0.03	—
Goodwill impairment charge	—	—			1.05	—
Diluted Net Income per Share as adjusted (Non-GAAP) (1)	$0.09	$0.19	(52.6)		$0.84	$1.23	(31.7)

	Full-Year 2023
Operating Margin (GAAP)	6.1%

Restructuring/reduction in force and transformation related charges	3.2%
Divestiture transaction costs	0.1%
MB Short-term purchase accounting adjustments	1.3%
Acquisition related costs	0.8%

Operating Margin as adjusted (Non-GAAP) (1)	11.5%

Diluted Net Income (Loss) per Share (GAAP)	$0.31

Restructuring/reduction in force and transformation related charges	0.66
Divestiture transaction costs	0.02
MB Short-term purchase accounting adjustments	0.29
Acquisition related costs	0.37

Diluted Net Income per Share as adjusted (Non-GAAP) (1)	$1.65

Notes:
(1) The Company has excluded the following from its "as adjusted" financial measurements for 2024: 1) charges related to restructuring/reduction in force actions at certain businesses and transformation related costs (consulting/professional fees related to business and portfolio transformation initiatives), 2) a pre-tax gain related to the divestiture of the Businesses, including $5.4M reflected within operating profit ($1.7 million of costs related to the divestiture in the third quarter), $1.5M reflected within other expense, net ($0.0 million in the third quarter) and a $23.7M charge reflected within income taxes ($0.0 million in the third quarter), 3) shareholder advisory costs, 4) short-term purchase accounting adjustments related to its MB Aerospace acquisition, 5) acquisition costs related to the acquisition of MB Aerospace, including $1.6M reflected within interest expense ($0.0 million in the third quarter), 6) goodwill impairment charge recorded in the second quarter of 2024 related to the Automation reporting unit, and 7) income tax effects of non-deductible merger costs. The Company has excluded the following from its "as adjusted" financial measurements for 2023: 1) charges related to restructuring/reduction in force actions at certain businesses and business transformation costs (consulting fees related to transformation initiatives), including $41.0M reflected within operating profit ($13.2 million in the third quarter) and ($1.1M) reflected within other expense (income), net ($0.0 million in the third quarter), 2) acquisition transaction costs related to the acquisition of MB Aerospace, including $11.4M reflected within operating profit ($7.8 million in the third quarter) and $9.6M reflected within interest expense, and 3) short-term purchase accounting adjustments related to its MB Aerospace acquisitions, including $8.0M all reflected within operating profit in the third quarter. The tax effects of the restructuring related actions, acquisition related actions, and shareholder advisory costs were calculated based on the respective tax jurisdictions and ranged from approximately 15% to approximately 30%. The goodwill impairment charge did not have a tax effect as it is not deductible for book purposes. Management believes that these adjustments provide the Company and its investors with an indication of our baseline performance excluding items that are not considered to be reflective of our ongoing results. Management does not intend results excluding the adjustments to represent results as defined by GAAP, and the reader should not consider it as an alternative measurement calculated in accordance with GAAP, or as an indicator of the Company's performance. Accordingly, the measurements have limitations depending on their use.

BARNES GROUP INC.
NON-GAAP FINANCIAL MEASURE RECONCILIATION
EBITDA, EBITDA MARGIN, ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN
(Dollars in thousands)
(Unaudited)

	Three months ended September 30,
	2024				2023
	Aerospace	Industrial	Other (1)	Total	Aerospace	Industrial	Other (1)	Total
Net Sales	$231,934	155,864	(4)	$387,794	$156,090	204,898	-	$360,988

Net Loss				$(2,144)				$(21,730)
Interest expense				19,573				22,792
Other expense (income), net				517				(874)
Income taxes				23,875				9,802
Operating Profit (GAAP)	$35,319	$6,502	$—	$41,821	$3,622	$6,368	$—	$9,990
Operating Margin (GAAP)	15.2%	4.2%		10.8%	2.3%	3.1%		2.8%

Other expense (income), net	-	-	(517)	(517)	-	-	874	874
Depreciation (2)	9,317	4,222	-	13,539	5,863	7,560	-	13,423
Amortization (3)	10,864	5,871	-	16,735	12,460	6,400	-	18,860
EBITDA (Non-GAAP) (4)	$55,500	$16,595	$(517)	$71,578	$21,945	$20,328	$874	$43,147
EBITDA Margin (Non-GAAP) (4)	23.9%	10.6%		18.5%	14.1%	9.9%		12.0%

Restructuring/reduction in force and transformation related charges	355	3,351	-	3,706	3,922	8,481	-	12,403
Shareholder advisory costs	-	-	-	-	-	-	-	-
Acquisition transaction costs	-	-	-	-	7,817	-	-	7,817
MB Short-term purchase accounting adjustments	-	-	-	-	3,019	-	-	3,019
Costs (gain) related to the sale of businesses	-	1,651	-	1,651	-	-	-	-
Adjusted EBITDA (Non-GAAP) (4)	$55,855	$21,597	$(517)	$76,935	$36,703	$28,809	$874	$66,386
Adjusted EBITDA Margin (Non-GAAP) (4)	24.1%	13.9%		19.8%	23.5%	14.1%		18.4%

	Nine months ended September 30,
	2024				2023
	Aerospace	Industrial	Other (1)	Total	Aerospace	Industrial	Other (1)	Total
Net Sales	$671,262	529,406	(4)	$1,200,664	$395,362	639,977	(10)	$1,035,329

Net (Loss) Income				$(47,017)				$8,780
Interest expense				65,216				34,612
Other expense (income), net				1,367				(2,427)
Income taxes				59,824				18,318
Operating Profit (Loss) (GAAP)	$95,749	$(16,359)	$—	$79,390	$38,953	$20,330	$—	$59,283
Operating Margin (GAAP)	14.3%	-3.1%		6.6%	9.9%	3.2%		5.7%

Other expense (income), net	-	-	(1,367)	(1,367)	-	-	2,427	2,427
Depreciation (2)	24,636	13,803	-	38,439	15,683	21,429	-	37,112
Amortization (3)	33,714	17,684	-	51,398	22,757	19,327	-	42,084
EBITDA (Non-GAAP) (4)	$154,099	$15,128	$(1,367)	$167,860	$77,393	$61,086	$2,427	$140,906
EBITDA Margin (Non-GAAP) (4)	23.0%	2.9%		14.0%	19.6%	9.5%		13.6%

Restructuring/reduction in force and transformation related charges	2,993	9,515	-	12,508	6,263	31,526	-	37,789
Shareholder advisory costs	1,078	1,022	-	2,100	-	-	-	-
Acquisition transaction costs	-	-	-	-	11,376	-	-	11,376
MB Short-term purchase accounting adjustments	1,540	-	-	1,540	3,019	-	-	3,019
Gain related to the sale of businesses	-	(5,420)	-	(5,420)	-	-	-	-
Pension related loss (gain)	-	-	1,526	1,526	-	-	(1,144)	(1,144)
Goodwill impairment charge	-	53,694	-	53,694	-	-	-	-
Adjusted EBITDA (Non-GAAP) (4)	$159,710	$73,939	$159	$233,808	$98,051	$92,612	$1,283	$191,946
Adjusted EBITDA Margin (Non-GAAP) (4)	23.8%	14.0%		19.5%	24.8%	14.5%		18.5%

Notes:
(1) "Other" includes intersegment sales and items that are included within Other expense (income), net that are not allocated to the Company's reportable business segments.
(2) Depreciation expense in 2024 includes $0.7 million of accelerated depreciation charges related to restructuring actions ($0.0 million related to the third quarter). Depreciation in 2023 includes $3.2 million ($0.8 million related to the third quarter) of similar accelerated depreciation charges.
(3) Amortization expense in 2024 includes $1.9 million ($0.6 million related to the third quarter) of short-term purchase accounting adjustments related to backlog amortization, attributed to the acquisition of MB Aerospace. Amortization expense in 2023 includes $5.0 million ($5.0 million related to the third quarter) of short-term purchase accounting adjustments related to backlog amortization, attributed to the acquisition of MB Aerospace.
(4) The Company defines EBITDA as net income plus interest expense, income taxes, and depreciation and amortization which the Company incurs in the normal course of business; in addition to these adjustments, the Company also excludes the impact of its "as adjusted items" above ("Adjusted EBITDA"). The Company does not intend EBITDA nor Adjusted EBITDA to represent cash flows from operations as defined by GAAP, and the reader should not consider it as an alternative to net income, net cash provided by operating activities or any other items calculated in accordance with GAAP, or as an indicator of the Company's operating performance. Accordingly, the measurements have limitations depending on their use.

BARNES GROUP INC.
NON-GAAP FINANCIAL MEASURE RECONCILIATION
Organic Sales and Organic Sales Growth (Decrease) (1)
(Dollars in millions)
(Unaudited)

	Three months ended September 30,				Nine months ended September 30,
	2024	2023	Organic Sales Growth (Decrease)		2024	2023	Organic Sales Growth (Decrease)
Aerospace
Net sales (GAAP)	$ 231.9	$ 156.1		48.6%	$ 671.3	$ 395.4		69.8%
Acquisition sales (2)	(61.1)	-		(39.1%)	(229.4)	-		(58.0%)
Foreign currency translation	(0.6)	-		(0.4%)	(0.6)	-		(0.2%)
Organic sales (Non-GAAP)	$ 170.2	$ 156.1	$ 14.1	9.0%	$ 441.3	$ 395.4	$ 45.9	11.6%

OEM
Net sales (GAAP)	$ 137.8	$ 99.9		37.9%	$ 405.0	$ 248.0		63.3%
Acquisition sales (2)	(38.2)	-		(38.2%)	(144.8)	-		(58.4%)
Foreign currency translation	(0.6)	-		(0.6%)	(0.6)	-		(0.2%)
Organic sales (Non-GAAP)	$ 99.0	$ 99.9	$ (0.9)	(0.9%)	$ 259.6	$ 248.0	$ 11.6	4.7%

Aftermarket
Net sales (GAAP)	$ 94.1	$ 56.2		67.4%	$ 266.2	$ 147.4		80.6%
Acquisition sales (2)	(22.9)	-		(40.7%)	(84.6)	-		(57.4%)
Foreign currency translation	-	-		0.0%	-	-		0.0%
Organic sales (Non-GAAP)	$ 71.2	$ 56.2	$ 15.0	26.7%	$ 181.6	$ 147.4	$ 34.2	23.2%

Industrial
Net sales (GAAP)	$ 155.9	$ 204.9		(23.9%)	$ 529.4	$ 640.0		(17.3%)
Divestiture sales (3)	-	(51.8)		25.3%	-	(109.4)		17.1%
Foreign currency translation	(1.5)	-		(0.7%)	0.2	-		0.0%
Organic sales (Non-GAAP)	$ 154.4	$ 153.1	$ 1.3	0.6%	$ 529.6	$ 530.6	$ (1.0)	(0.2%)

Total Company
Net sales (GAAP)	387.8	361.0		7.4%	$ 1,200.7	$ 1,035.4		16.0%
Acquisition sales (2)	(61.1)	-		(16.9%)	(229.4)	-		(22.2%)
Divestiture sales (3)	-	(51.8)		14.3%	-	(109.4)		10.6%
Foreign currency translation	(2.1)	-		(0.6%)	(0.4)	-		(0.0%)
Organic sales (Non-GAAP)	$ 324.6	$ 309.2	$ 15.4	4.3%	$ 970.9	$ 926.0	$ 44.9	4.3%

Notes:
(1) Organic sales and Organic sales growth (decrease) represent the total reported net sales and total reported net sales increase (decrease), respectively, within the Company’s ongoing businesses, less the impacts of foreign currency translation and the sales related to any acquisitions or divestitures that were completed within the preceding twelve months.
(2) "Acquisition sales" includes the net sales contributed by MB Aerospace from July 1, 2024 through August 31, 2024 and from January 1, 2024 through August 31, 2024, during the three and nine month periods ended September 30, 2024, respectively. The acquisition of MB Aerospace was completed on August 31, 2023.
(3) "Divestiture sales" includes the net sales contributed by the divested businesses from July 1, 2023 through September 30, 2023 and from April 4, 2023 through September 30, 2023, during the three and nine month periods ended September 30, 2023, respectively.